                                                                    EXHIBIT 99.3

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                           ASI SOLUTIONS INCORPORATED

                             McLAGAN PARTNERS, INC.

                  ____________________________________________

                                  $20,000,000
                                CREDIT AGREEMENT


                               November 13, 1997

                  ____________________________________________


                            THE CHASE MANHATTAN BANK
                            as Administrative Agent


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

                               TABLE OF CONTENTS
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SECTION 1.  DEFINITIONS..................................................    1
     1.1  Defined Terms..................................................    1
     1.2  Other Definitional Provisions..................................   21

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS..............................   21
     2.1  Revolving Credit Commitments...................................   21
     2.2  Procedure for Revolving Credit Borrowing.......................   22
     2.3  Commitment Fee.................................................   22
     2.4  Termination or Reduction of Commitments........................   22
     2.5  Term Loans.....................................................   23
     2.6  Procedure for Term Loan Borrowing..............................   23
     2.7  Repayment of Loans; Evidence of Debt...........................   23
     2.8  Optional Prepayments and Mandatory Prepayments.................   24
     2.9  Conversion and Continuation Options............................   27
     2.10  Minimum Amounts of Tranches...................................   27
     2.11  Interest Rates and Payment Dates..............................   27
     2.12  Computation of Interest and Fees..............................   28
     2.13  Inability to Determine Interest Rate..........................   28
     2.14  Pro Rata Treatment and Payments...............................   29
     2.15  Illegality....................................................   30
     2.16  Requirements of Law...........................................   30
     2.17  Taxes.........................................................   31
     2.18  Indemnity.....................................................   32
     2.19  Change of Lending Office......................................   33

SECTION 3.  LETTERS OF CREDIT............................................   33
     3.1  L/C Commitment.................................................   33
     3.2  Procedure for Issuance of Letters of Credit....................   34
     3.3  Fees, Commissions and Other Charges............................   34
     3.4  L/C Participations.............................................   34
     3.5  Reimbursement Obligation of ASI................................   35
     3.6  Obligations Absolute...........................................   36
     3.7  Letter of Credit Payments......................................   36
     3.8  Application....................................................   36

SECTION 4.  REPRESENTATIONS AND WARRANTIES...............................   36
     4.1  Financial Condition............................................   37
     4.2  No Change; Solvency............................................   38
     4.3  Corporate Existence; Compliance with Law.......................   38
     4.4  Corporate Power; Authorization; Enforceable Obligations........   38
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     4.5  No Legal Bar...................................................   39
     4.6  No Material Litigation.........................................   39
     4.7  No Default.....................................................   39
     4.8  Ownership of Property; Liens...................................   39
     4.9  Intellectual Property..........................................   39
     4.10  No Burdensome Restrictions....................................   39
     4.11  Taxes.........................................................   39
     4.12  Federal Regulations...........................................   40
     4.13  ERISA.........................................................   40
     4.14  Investment Company Act; Other Regulations.....................   40
     4.15  Subsidiaries..................................................   40
     4.16  Purpose of Loans..............................................   40
     4.17  Representations and Warranties Contained in the McLagan
             Documentation...............................................   41
     4.18  Environmental Matters.........................................   41

SECTION 5.  CONDITIONS PRECEDENT.........................................   42
     5.1  Conditions to Initial Extensions of Credit.....................   42
     5.2  Conditions to Each Extension of Credit.........................   45

SECTION 6.  AFFIRMATIVE COVENANTS........................................   46
     6.1  Financial Statements...........................................   46
     6.2  Certificates; Other Information................................   46
     6.3  Payment of Obligations.........................................   47
     6.4  Conduct of Business and Maintenance of Existence...............   48
     6.5  Maintenance of Property; Insurance.............................   48
     6.6  Inspection of Property; Books and Records; Discussions; Audits
            and Field Examinations.......................................   48
     6.7  Notices........................................................   48
     6.8  Environmental Laws.............................................   49
     6.9  Interest Rate Protection.......................................   49
     6.10  Further Assurances............................................   50
     6.11  Additional Collateral.........................................   50

SECTION 7.  NEGATIVE COVENANTS...........................................   51
     7.1  Financial Condition Covenants..................................   51
     7.2  Limitation on Indebtedness.....................................   53
     7.3  Limitation on Liens............................................   53
     7.4  Limitation on Guarantee Obligations............................   54
     7.5  Limitation on Fundamental Changes..............................   55
     7.6  Limitation on Sale of Assets...................................   55
     7.7  Limitation on Dividends........................................   56
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     7.8  Limitation on Capital Expenditures.............................   56
     7.9  Limitation on Investments, Loans and Advances..................   56
     7.10  Limitation on Optional Payments and Modifications of Debt
             Instruments.................................................   56
     7.11  Limitation on Transactions with Affiliates....................   57
     7.12  Limitation on Sales and Leasebacks............................   57
     7.13  Limitation on Changes in Fiscal Year..........................   57
     7.14  Limitation on Negative Pledge Clauses.........................   57
     7.15  Limitation on Lines of Business...............................   57
     7.16  Accounting Practices..........................................   58
     7.17  Employment Agreements.........................................   58

SECTION 8.  EVENTS OF DEFAULT............................................   58

SECTION 9.  THE ADMINISTRATIVE AGENT.....................................   61
     9.1  Appointment....................................................   61
     9.2  Delegation of Duties...........................................   61
     9.3  Exculpatory Provisions.........................................   61
     9.4  Reliance by Administrative Agent...............................   62
     9.5  Notice of Default..............................................   62
     9.6  Non-Reliance on Administrative Agent and Other Lenders.........   62
     9.7  Indemnification................................................   63
     9.8  Administrative Agent in Its Individual Capacity................   63
     9.9  Successor Administrative Agent.................................   63

SECTION 10.  MISCELLANEOUS...............................................   64
     10.1  Amendments and Waivers........................................   64
     10.2  Notices.......................................................   65
     10.3  No Waiver; Cumulative Remedies................................   65
     10.4  Survival of Representations and Warranties....................   65
     10.5  Payment of Expenses and Taxes.................................   66
     10.6  Successors and Assigns; Participations and Assignments........   66
     10.7  Adjustments; Set-off..........................................   68
     10.8  Counterparts..................................................   69
     10.9  Severability..................................................   69
     10.10  Integration..................................................   69
     10.11  GOVERNING LAW................................................   69
     10.12  Submission To Jurisdiction; Waivers..........................   70
     10.13  Acknowledgements.............................................   70
     10.15  WAIVERS OF JURY TRIAL........................................   71
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

SCHEDULES

Schedule 1.1(a)              Commitments
Schedule 4.2                 Certain Payments
Schedule 7.2(d)              Indebtedness
Schedule 7.3(f)              Liens
Schedule 7.4(a)              Guarantee Obligations
Schedule 10.2                Addresses


EXHIBITS

Exhibit A       Form of Borrowing Base Certificate
Exhibit B       Form of Compliance Certificate
Exhibit C       Form Guarantee and Collateral Agreement
Exhibit D       Form of Revolving Credit Note
Exhibit E       Form of Term Note
Exhibit F       Form of Borrowing Certificate
Exhibit G       Form of Assignment and Acceptance

          CREDIT AGREEMENT, dated as of November 13, 1997 among ASI SOLUTIONS INCORPORATED, a Delaware corporation ("ASI"), MCLAGAN PARTNERS, INC., a Delaware corporation ("McLagan Partners"; together with ASI, the "Borrowers"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent (as hereinafter defined) for the Lenders hereunder.

                             W I T N E S S E T H :
                             -------------------

          WHEREAS, McLagan Partners, McLagan Partners International, Inc., a Delaware corporation ("McLagan International"), and McLagan Partners Asia, Inc., a Delaware corporation ("McLagan Asia", and together with McLagan Partners and McLagan International, the "McLagan Buyers"), have entered into Asset Purchase Agreements, each dated as of November 13, 1997 (collectively, the "Purchase Agreement"), among ASI, McLagan Partners Incorporated ("Existing McLagan Partners"), McLagan Partners International ("Existing McLagan International") and McLagan Partners Asia Incorporated ("McLagan Asia"; together with Existing McLagan Partners and Existing McLagan International, the "McLagan Sellers") pursuant to which ASI McLagan Buyers will purchase substantially all of the assets of the McLagan Sellers (such transaction being referred to herein as the "McLagan Acquisition");

          WHEREAS, in connection with the McLagan Acquisition, each of the Borrowers has requested that the Lenders extend credit for the purposes of partially financing the McLagan Acquisition and providing for the working capital needs of ASI and its Subsidiaries following the McLagan Acquisition; and

          WHEREAS, the Lenders are willing to extend credit to each of the Borrowers, but only on the terms and subject to the conditions set forth herein.

          NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:


                            SECTION 1.  DEFINITIONS

           1.1  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings:

          "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ABR Loans": Loans the rate of interest applicable to which is based upon the ABR.

          "Account Debtor": as to any Account of any Person, any other Person who is or may become obligated to such Person under, with respect to, or on account of, such Account.

          "Accounts": as to any Person, any right to payment for goods sold or leased or for services rendered by such Person.

          "Acquisition": as to any Person, the acquisition (in a single transaction or a series of related transactions) by such Person of (a) 100% of the outstanding Capital Stock of any other Person, (b) all or substantially all of the assets of any other Person or (c) assets constituting one or more business units or divisions of any other Person.

          "Adjustment Date": the fifth Business Day following receipt by the Administrative Agent of both (a) the financial statements required to be delivered pursuant to subsection 6.1(a) or 6.1(b), as the case may be, for the most recently completed fiscal period and (b) the certificate required to be delivered pursuant to subsection 6.2(b) with respect to such fiscal period.

          "Administrative Agent": Chase, together with its affiliates, as the arranger of the Commitments and as the administrative agent for the Lenders under this Agreement and the other Loan Documents, and any successor agent appointed pursuant to subsection 9.9.

          "Advance Rate":  75%, provided that, the Administrative Agent and the
                                --------
     Required Lenders shall have the right, in their sole discretion, to periodically modify the Advance Rate based upon the results of examinations by the Administrative Agent or its designated agent of the Accounts and related books of ASI and its Subsidiaries.

          "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Aggregate Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Commitment Percentage of the L/C Obligations then outstanding.

          "Agreement": this Credit Agreement, as amended, modified, supplemented, extended, renewed or refinanced from time to time.

          "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

          "Assessment": Assessment Solutions, Inc., a New York corporation and wholly owned subsidiary of ASI.

          "Assignee":  as defined in subsection 10.6(c).

          "Available Revolving Credit Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment over (b) such Lender's Aggregate Outstanding Revolving Extensions of Credit.

          "Borrowers":  as defined in the recitals to this Agreement.

          "Borrowing Base": on any date of determination thereof, the product of the Advance Rate and the aggregate amount of Eligible Accounts of ASI and its Domestic Subsidiaries on such date of determination. The Borrowing Base shall be determined by the Administrative Agent in its sole discretion exercising reasonable judgment from time to time by reference to the most recent monthly Borrowing Base Certificate delivered initially to the Administrative Agent pursuant to subsection 5.1(k) and thereafter pursuant to subsection 5.2(c) or 6.2(d).

          "Borrowing Base Certificate": a certificate, substantially in the form of Exhibit A, or in such other form as the Administrative Agent shall
             ------- -
     from time to time request.

          "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.2 or 2.6 as a date on which either of the Borrowers requests the Lenders to make Loans hereunder.

          "Business":  as defined in subsection 4.18.

          "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

          "C3": C3 Solutions, Inc., a New York corporation and wholly owned subsidiary of ASI.

          "Capital Expenditure":  as defined in subsection 7.8.

          "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Cash Collateral Account": an account established by ASI with the Administrative Agent and over which the Administrative Agent shall have exclusive dominion and control.

          "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or its equivalent by S&P or P-1 or its equivalent by Moody's (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds with assets of at least $2,500,000,000 which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

          "Cash Interest Expense": of any Person for any period, Consolidated Interest Expense of such Person for such period minus, in each case to the extent included in determining such Consolidated Interest Expense for such period, the sum of the following: (a) non-cash expenses for interest payable in kind and (b) amortization of debt discount and fees.

          "Change of Control": shall occur upon the occurrence of any of the following (i) ASI shall cease to own 100% of the Capital Stock of McLagan Partners or (ii) any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall acquire beneficial ownership of 20% or more of any outstanding class of Capital Stock of ASI having ordinary voting rights in the election of directors of ASI or (iii) any two or more of Bernard Reynolds, Seymour Adler and Eli Salig shall cease to be officers of ASI or any of its Subsidiaries.

          "Chase": The Chase Manhattan Bank, a New York banking corporation, and its successors.

          "Closing Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

          "Code": the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

          "Commitment": with respect to any Lender, such Lender's Term Loan Commitment and/or Revolving Credit Commitment, as the case may be; collectively, as to all the Lenders, the "Commitments".

          "Commitment Percentage": as to any Lender at any time, (a) at any time prior to the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (A) such Lender's Revolving Credit Commitment plus (B) the aggregate principal amount of such Lender's Term
                ----
     Loans constitutes of (ii) the sum of (A) the aggregate Revolving Credit Commitments of all the Lenders and (B) the aggregate principal amount of Term Loans of all the Lenders then outstanding or (b) at any time after the termination of the Revolving Credit Commitments, the percentage which (i) the sum of (A) the aggregate principal amount of such Lender's Loans then outstanding and (B) such Lender's Commitment Percentage (immediately prior to the termination of the Revolving Credit Commitments, but after giving effect to any assignments) of the aggregate amount of L/C Obligations then outstanding constitutes of (ii) the sum of (A) the aggregate principal amount of the Loans of all the Lenders then outstanding and (B) the aggregate amount of L/C Obligations then outstanding.

          "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with either of the Borrowers within the meaning of Section 4001 of ERISA or is part of a group which includes either of the Borrowers and which is treated as a single employer under
     Section 414 of the Code.

          "Compliance Certificate": a certificate delivered pursuant to subsection 6.2(b), substantially in the form of Exhibit B hereto.
                                                     ---------

          "Consolidated": when used in connection with any defined term, and not otherwise defined, means such term as it applies to ASI and its Subsidiaries on a consolidated basis, after eliminating all intercompany items.

          "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

          "Current Assets": of any Person, at any date of determination thereof, all assets of such Person and its Consolidated Subsidiaries which would, in accordance with GAAP, be classified on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as current assets at such date of determination.

          "Current Liabilities": of any Person, at any date of determination thereof, all liabilities of such Person and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified on a consolidated balance sheet of such Person and its Consolidated Subsidiaries as current liabilities at such date of determination.

          "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

          "Dollars" and "$": dollars in lawful currency of the United States of America.

          "Domestic Subsidiary": any Subsidiary of ASI organized under the laws of any jurisdiction within the United States.

          "EBIT": of any Person for any period, EBITDA of such Person for such period minus depreciation and amortization expense.
            -----

          "EBITDA": of any Person for any period, Consolidated Net Income of such Person for such period plus, without duplication and to the extent
                                 ----
     deducted in determining such Consolidated Net Income, the sum of (a) provision for income and franchise tax expense, (b) Consolidated Interest Expense and (c) depreciation and amortization expense minus, without
                                                           -----
     duplication and to the extent added in determining such Consolidated Net Income, (a) any extraordinary gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income, gains on the sales of assets outside of the ordinary course of business).

          "Eligible Accounts": as to any Person, at a particular date, the total outstanding balance of Accounts of such Person:

          (1) which are bona fide, valid and legally enforceable obligations of the Account Debtor in respect thereof and arise from the actual sale and delivery of goods or rendition and acceptance of services in the ordinary course of business to such Account Debtor;

          (2) which are owing from a single Account Debtor (other than Account Debtors approved by the Administrative Agent and the Required Lenders, in their sole and absolute discretion) to the extent the Accounts of such Account Debtor do not constitute greater than 15% of the aggregate Eligible Accounts at any one time (or 20%, in the case of Accounts owing by Bell Atlantic);

          (3) which do not contravene, or arise from sales which contravene, any Requirement of Law applicable thereto;

          (4) which are payable in full not later than 90 days after the date of the creation of original invoices related thereto;

          (5) which are not subject to any offset, net-out, set-off, deduction, dispute, counterclaim or defense, and with respect to which no return, rejection or repossession has occurred (subject to clause (8) below);

          (6) which do not represent a consignment sale, guaranteed sale, sale or return or other similar arrangement;

          (7) which are not Accounts relating to sales to employees or representatives;

          (8) which are reduced by any amounts then owing by such Person to the Account Debtor or obligor in respect of such Accounts, including, without limitation, any amounts credited or charged back to such Accounts;

          (9) which have been invoiced by such Person and which have not been past due for more than 90 days after the date of the invoice related to such Accounts;

          (10) with respect to which, the Administrative Agent is, and continues to be, reasonably satisfied with the credit standing of the Account Debtor or obligor;

          (11) which are not owed by an Account Debtor or obligor which is an Affiliate or Subsidiary of such Person;

          (12) which are not owed by an Account Debtor or obligor which has taken any of the actions or suffered any of the events of the kind described in paragraph (f) of Section 8, except to the extent any such Accounts are entitled to an administrative expense priority under the Bankruptcy Code;

          (13) with respect to which more than 50% of the aggregate amount of Accounts owed by any Account Debtor or obligor, together with its Affiliates, to such Person are not more than 90 days past due after the date of the invoice related to such Accounts;

          (14) which are (i) with respect to Accounts owed by any Account Debtor located in the United States of America, denominated in Dollars and payable only in Dollars and only in the United States of America and
          (ii) with respect to Accounts owed to by any Account Debtor located outside the United States of America, are (x) denominated in Dollars and payable only in Dollars and only in the United States of America and (y) covered by credit insurance assigned to the Administrative Agent and naming the Administrative Agent as loss payee and otherwise reasonably satisfactory to the Administrative Agent and the Required Lenders;

          (15) which are owned solely by such Person free and clear of all Liens or other rights or claims of any other Person (except in favor of the Administrative Agent for the benefit of the Lenders) and arise from sales in respect of which all sales, excise or similar taxes have been paid in full;

          (16) which are subject to a perfected first priority security interest in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Guarantee and Collateral Agreement;

          (17) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority, required to be obtained, effected or given in connection with the execution, delivery and performance of such Accounts have been duly obtained, effected or given, and are in full force and effect;

          (18) which are not Accounts owed by any Governmental Authority other than such Accounts as to which all required filings to perfect the security interest in such Accounts in favor of the Administrative Agent pursuant to the Guarantee and Collateral Agreement, have been made, including, without limitation, any filings and/or assignments required under the Assignment of Claims Act of

          1940, as amended;

          (19) which, with respect to Accounts owed by any Account Debtor located outside the United States of America, may be reduced, to the extent not covered by credit insurance, by an amount, as determined by the Administrative Agent in its reasonable discretion, equal to any costs, taxes or other amounts that might be payable in the event the security interest in such Accounts in favor of the Administrative Agent was to be enforced;

          (20) with respect to which the creditworthiness of the Account Debtor is satisfactory to the Administrative Agent and the Required Lenders;

          (21) which constitute "accounts" within the meaning of the Uniform Commercial Code of the state in which the chief executive office of such Person is located; and

          (22) which conform in all other respects to the representations and warranties contained in the Guarantee and Collateral Agreement.

     Standards of eligibility may be fixed and revised from time to time by the Administrative Agent in the Administrative Agent's reasonable judgment with the consent of or five days' prior notice to ASI, provided that the
                                                       --------
     Administrative Agent shall not revise the standards of eligibility in a manner which would increase the outstanding balance of Eligible Accounts at the time of such revision without the prior written consent of the Required Lenders. Unless a Default or Event of Default has occurred and is continuing, the Administrative Agent shall give five days prior written notice to ASI of any change in the standards of eligibility set forth above, except for changes relating to the credit standing of the Account Debtor or obligor on any Account.

          "Employment Agreements": collectively, the Employment Agreements dated as of November 13, 1997 by and between McLagan Partners and each of Michael P. Curran, Albertus W. van den Broeck, C. Bruce McLagan and F. Samuel Smith.

          "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

          "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the rate at which Chase is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

          "Eurodollar Loans": Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

          "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                   Eurodollar Base Rate
          ----------------------------------------
          1.00 - Eurocurrency Reserve Requirements

          "Eurodollar Tranche": Eurodollar Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Eurodollar Loans shall originally have been made on the same day).

          "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time,
     --------
     or both, or any other condition, has been satisfied.

          "Excess Cash Flow": for any fiscal year of ASI, the excess of (a) EBITDA of ASI for such fiscal year over (b) the sum of (i) to the extent deducted in determining Consolidated Net Income of ASI for such fiscal year, the aggregate amount of Cash Interest Expense of ASI for such fiscal year plus (ii) principal payments actually made in respect of Term Loans or
          ----
     the Subordinated Note during such fiscal year after giving effect to any reduction in such scheduled principal amortization as a result of voluntary prepayments), plus (iii) any voluntary prepayments of Term Loans made
                   ----
     during such
     fiscal year, plus (iv) the aggregate amount of all prepayments of Revolving
                  ----
     Credit Loans pursuant to subsection 2.4 as a result of a concurrent reduction of the Revolving Credit Commitments at the option of ASI by a like amount during such fiscal year, plus (v) the aggregate amount of
                                          ----
     income taxes paid in cash during such fiscal year plus (vi) the aggregate
                                                       ----
     amount of all Unfunded Capital Expenditures made in cash during such fiscal year plus (vii) any decreases in Working Capital during such fiscal year,
          ----
     minus (viii) to the extent subtracted in determining Consolidated Net
     -----
     Income of ASI for such fiscal year, all items which did not result from a cash payment by ASI or any of its Subsidiaries during such fiscal year, minus (ix) any increases in Working Capital during such fiscal year.
     -----

          "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

          "Fixed Charges": of any Person for any period, an amount equal to the sum of (a) Consolidated Interest Expense of such Person for such period,
     (b) cash dividends and distributions in respect of the Capital Stock of such Person for such period and (c) the aggregate amount of long-term Indebtedness of such Person and its Subsidiaries classified as the current portion thereof on the consolidated balance sheet of such Person as at the last day of such period, in each case as determined on a Consolidated basis in accordance with GAAP.

          "Fleet Credit Agreement":  as defined in subsection 5.1(p).

          "Fleet Letter of Credit":  as defined in subsection 5.1(p).

          "Foreign Currency Protection Agreements": as to any Person, all foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect such Person against fluctuations in currency values.

          "Foreign Subsidiary": any Subsidiary of ASI organized under the laws of any jurisdiction outside the United States of America.

          "Funded Debt": of any Person, as of the date of determination, all Indebtedness of such Person which by its terms matures more than one year after the date of incurrence thereof, and any such Indebtedness maturing within one year from such date which is renewable or extendable at the option of the obligor to a date more than one year from such date and including, in any event, the Revolving Credit Loans.

          "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

          "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Guarantee": any guarantee made by any Loan Party in connection with this Agreement, including, without limitation, the Guarantee and Collateral Agreement.

          "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by ASI and each of its Domestic Subsidiaries, substantially in the form of Exhibit C, as the same may be
                                                ---------
     amended, restated, supplemented or otherwise modified from time to time.

          "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided,
                                                                     --------
     however, that the term Guarantee Obligation shall not include endorsements
     -------
     of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the applicable Borrower in good faith.

          "Guarantor": any Person delivering a Guarantee pursuant to this Agreement.

          "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (e) all obligations of such Person in respect of Foreign Currency Protection Agreements, Interest Rate Protection Agreements and any other commodity or other hedging arrangement and (f) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof. For purposes of this Agreement, the amount of any Indebtedness referred to in clause (e) of the preceding sentence shall be the net amounts (including by offset of amounts payable thereunder), including any net termination payments, required to be paid to a counterparty rather than any notional amount with regard to which payments may be calculated.

          "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "Insolvent":  pertaining to a condition of Insolvency.

          "Intercreditor Agreement": the Intercreditor and Subordination Agreement, dated the date hereof among ASI, McLagan Partners, the Administrative Agent, Existing McLagan Partners, and certain other Persons named therein.

          "Interest Expense": of any Person for any period the amount of interest expense, both expensed and capitalized, of such Person and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, for such period on the aggregate principal amount of its Indebtedness.

          "Interest Payment Date": (a) as to any ABR Loan, the last Business Day of each calendar month during which such ABR Loan is outstanding and
     (b) as to any Eurodollar Loan, the last day of each calendar month during which such Eurodollar Loan is outstanding and the last day of such Interest Period.

          "Interest Period":  with respect to any Eurodollar Loan:

                    (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six or, subject to availability to each Lender, nine or twelve months thereafter, as selected by ASI or McLagan Partners, as the case may be, in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

                    (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six or, subject to availability to each Lender, nine or twelve months thereafter, as selected by ASI or McLagan Partners, as the case may be, by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

     provided that, all of the foregoing provisions relating to Interest Periods
     --------
     are subject to the following:

               (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such date of final payment, as the case may be;

               (3) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

               (4) ASI shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan including, in connection with the payment of any scheduled principal payment in respect of such Loan.

          "Interest Rate Protection Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or collar or other interest rate hedge arrangement, to or under which ASI or any of its Subsidiaries is a party or a beneficiary.

          "Investments":  as defined in subsection 7.9.

          "Issuing Bank": Chase, in its capacity as issuer of any Letter of Credit.

          "L/C Commitment":  $1,000,000.

          "L/C Fee Payment Date": the last Business Day of each calendar quarter.

          "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 35.

          "L/C Participants": the collective reference to all the Lenders other than the Issuing Bank.

          "Letters of Credit":  as defined in subsection 31.

          "Leverage Ratio": at any time, the ratio of (a) Consolidated Funded Debt of ASI at such time to (b) Consolidated EBITDA of ASI for the most recent period of four consecutive fiscal quarters.

          "Leverage Ratio Level": as to ASI, the existence of Leverage Ratio Level I, Leverage Ratio Level II or Leverage Ratio Level III.

          "Leverage Ratio Level I": as to ASI, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is greater than 2.50 to 1.00.

          "Leverage Ratio Level II": as to ASI, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than or equal to 2.50 to 1.00 but greater than or equal to 2.00 to 1.00.

          "Leverage Ratio Level III": as to ASI, shall exist on an Adjustment Date if the Leverage Ratio for the period of four consecutive fiscal quarters ending on the last day of the period covered by the financial statements relating to such Adjustment Date is less than 2.00 to 1.00.

          "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

          "Loan":  any Term Loan or Revolving Credit Loan, as the case may be.

          "Loan Documents": this Agreement, any Notes, the Applications, the Guarantees and the Security Documents.

          "Loan Parties": ASI, McLagan Partners and each of their direct and indirect Subsidiaries which is a party to a Loan Document.

          "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of (i) ASI and its Subsidiaries taken as a whole or (ii) McLagan Partners and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "McLagan Acquisition":  as defined in the recitals to this Agreement.

          "McLagan Buyers":  as defined in the recitals to this Agreement.

          "McLagan Sellers":  as defined in the recitals to this Agreement.

          "Moody's": means Moody's Investors Service, Inc., a Delaware corporation having a principal office at 99 Church Street, New York, New York 10007, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its assets, including substantially all of its business of rating securities.

          "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Net Income": of any Person for any period, the net income of such Person and its Subsidiaries for such period, determined on a Consolidated basis in accordance with GAAP.

          "Net Proceeds": with respect to any Person, with respect to any issuance of Capital Stock by such Person, or capital contribution made to such Person subsequent to the Closing Date the cash proceeds received from such issuance net of investment banking fees, legal fees, accountants fees, underwriting discounts and commissions and other customary fees and expenses and other reasonable and customary costs and expenses actually incurred in connection therewith.

          "Net Worth": of any Person, as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of such Person at such date of determination.

          "Non-Excluded Taxes":  as defined in subsection 2.17.

          "Notes": the collective reference to the Revolving Credit Notes and the Term Notes.

          "Participant":  as defined in subsection 10.6(b).

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

          "Permitted Acquisition":  any Acquisition, provided that (a) such
                                                     --------
     Acquisition has been approved by the Board of Directors (or a majority of holders of the Capital Stock of such Person) of the Person whose Capital Stock or assets are to be acquired in such Acquisition, (b) no Default or Event of Default has then occurred and is continuing or would result therefrom, (c) the purchase price (including assumed indebtedness and the fair market value of any non-cash consideration) of all such Acquisitions in the aggregate since the Closing Date does not exceed $2,500,000, and (d) such Acquisition has been approved by the Required Lenders.

          "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which either of the Borrowers or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Properties":  as defined in subsection 4.18.

          "Proudfoot": Proudfoot Reports, Inc., a New York corporation and wholly owned subsidiary of ASI.

          "Purchase Agreement":  as defined in the recitals to this Agreement.

          "Register":  as defined in subsection 10.6(d).

          "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Reimbursement Obligation": the obligation of ASI to reimburse the Issuing Bank pursuant to subsection 35 for amounts drawn under Letters of Credit.

          "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. (S) 2615.

          "Required Lenders": at any time, Lenders (including, in any event, Chase) the Commitment Percentages of which then aggregate at least 51%.

          "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "Responsible Officer": the chief executive officer and the president of ASI or the chief operating officer of ASI or any other officer of ASI having supervisory responsibility for a principal business function, or, with respect to financial matters, the chief financial officer of ASI.

          "Revolving Credit Applicable Margin": for each Type of Revolving Credit Loan, the rate per annum set forth under the relevant column heading below:

                    ABR Loans       Eurodollar Loans
                    ---------       ----------------

                       0%                3.00%

     provided that, from and after the fifth Business Day following receipt by
     --------
     the Administrative Agent of the audited financial statements of ASI and its Subsidiaries for the fiscal year ended March 31, 1999 required to be delivered pursuant to subsection 6.1(a), the Revolving Credit Applicable Margin for Revolving Credit Loans which are Eurodollar Loans will be adjusted, on each Adjustment Date, to the Revolving Credit Applicable Margin set forth on Annex I opposite the Leverage Ratio Level of ASI in
                         -------
     effect on such Adjustment Date, and provided, further, that in the event
                                         --------  -------
     that the financial statements required to be delivered pursuant to subsections 6.1 (a) and (b), as the case may be, hereof, and the related certificate required to be delivered pursuant to subsection 6.2 (b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until five Business Days following the date upon which they actually are delivered, the Revolving Credit Applicable Margin for Revolving Credit Loans which are Eurodollar Loans shall be 3.00%, and, provided further, that if any Event of Default shall have occurred and be
     -------- -------
     continuing on any Adjustment Date, no reduction in the Revolving Credit Applicable Margin on any Loan which would otherwise become effective on such Adjustment Date shall become effective unless such Event of Default is cured or waived prior to the next succeeding Adjustment Date.

          "Revolving Credit Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to, and to issue or participate in Letters of Credit issued for the account of, ASI hereunder in an aggregate principal and/or face amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a),
                                                                ---------------
     as such amount may be reduced or adjusted from time to time in accordance with the provisions of this Agreement.

          "Revolving Credit Commitment Period": the period from and including the date hereof to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

          "Revolving Credit Loans":  as defined in subsection 2.1.

          "Revolving Credit Note":  as defined in subsection 2.7(f).

          "Revolving Credit Termination Date": the third anniversary of the Closing Date.

          "Security Documents": the collective reference to the Guarantee and Collateral Agreement and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of ASI and its Subsidiaries hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

          "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "Solvent": with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

          "S&P": means Standard & Poor's Ratings Group, a New York corporation having a principal office at 25 Broadway, New York, New York 10004, together with any Person succeeding thereto by merger, consolidation or acquisition of all or substantially all of its business of rating securities.

          "Subordinated Debt": any unsecured Indebtedness of ASI: no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Loan Maturity Date; the payment of the principal of and interest on which and other obligations of ASI in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Loans and all other obligations and liabilities of ASI to the Administrative Agent and the Lenders hereunder on terms and conditions approved in writing by the Required Lenders; and all other terms and conditions of which are satisfactory in form and substance to the Required Lenders (as evidenced by their prior written approval thereof).

          "Subordinated Employee Payments": as defined in the Intercreditor Agreement.

          "Subordinated Note":  as defined in the Intercreditor Agreement.

          "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of ASI.

          "T3 Solutions Incorporated": a Delaware corporation and wholly owned Subsidiary of ASI.

          "Term Loan":  as defined in subsection 2.5.

          "Term Loan Applicable Margin": for each Type of Term Loan, the rate per annum set forth under the relevant column heading below:

               ABR Loans            Eurodollar Loans
               ---------            ----------------

                 0.25%                        3.25%

     provided that, from and after the fifth Business Day following receipt by
     --------
     the Administrative Agent of the audited financial statements of ASI and its Subsidiaries for the fiscal year ended March 31, 1999 required to be delivered pursuant to subsection 6.1(a), the Term Loan Applicable Margin for Term Loans which are ABR Loans and Eurodollar Loans will be adjusted, on each Adjustment Date, to the Term Loan Applicable Margin set forth on Annex I opposite the Leverage Ratio Level of ASI in effect on such
     -------
     Adjustment Date, and provided, further, that in the event that the
                          --------  -------
     financial statements required to be delivered pursuant to subsection 6.1
     (a) and (b), as the case may be, hereof, and the related certificate required to be delivered pursuant to subsection 6.2(b), are not delivered when due, then, during the period from the date upon which such financial statements were required to be delivered until five Business Days following the date upon which they actually are delivered, the Term Loan Applicable Margin (a) for Term Loans which are for Eurodollar Loans shall be 3.25% and
     (b) for Term Loans which are ABR Loans shall be 0.25%, and, provided
                                                                 --------
     further, that if any Event of Default shall have occurred and be continuing
     -------
     on any Adjustment Date, no reduction in the Term Loan Applicable Margin on any Loan which would otherwise become effective on such Adjustment Date shall become effective unless such Event of Default is cured or waived prior to the next succeeding Adjustment Date.

          "Term Loan Commitment": as to any Lender, the obligation of such Lender to make Term Loans hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.1(a),
                                                                ---------------
     as such amount may be reduced or adjusted from time to time in accordance with the provisions of this Agreement.

          "Term Loan Maturity Date":  the fifth anniversary of the Closing Date.

          "Term Note":  as defined in subsection 2.7(f).

          "Total Liabilities": of any Person, as of the date of determination, all liabilities of such Person and its subsidiaries determined on a Consolidated basis in accordance with GAAP, including all Current Liabilities and Funded Debt of such Person at such date of determination.

          "Transferee":  as defined in subsection 10.6(f).

          "Type":  as to any Loan, its nature as an ABR Loan or a Eurodollar
     Loan.

          "Unfunded Capital Expenditures": for any period, (i) the aggregate amount of

     Capital Expenditures of ASI and its Subsidiaries for such period minus (ii)
                                                                      -----
     the amount thereof funded with the proceeds of Indebtedness incurred to finance such Capital Expenditures or financed pursuant to a Financing Lease, in each case determined on a Consolidated basis in accordance with GAAP.

          " Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended from time to time.

          "Working Capital": at any date of determination, the sum of (a) all amounts which would, in conformity with GAAP, be included under current assets (other than cash and Cash Equivalents) on a balance sheet of ASI and its Subsidiaries on a Consolidated basis on such date of determination minus (b) all amounts which would, in conformity with GAAP, be included
     -----
     under current liabilities on a balance sheet (other than the current portion of Indebtedness) of ASI and its Subsidiaries on a Consolidated basis on such date of determination.

          1.2  Other Definitional Provisions.  (a)  Unless otherwise specified
               -----------------------------
therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

          (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

          2.1  Revolving Credit Commitments.  (a)  Subject to the terms and
               ----------------------------
conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to ASI from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender's Commitment Percentage of then outstanding L/C Obligations, does not exceed the lesser of (i) the amount of such Lender's Revolving Credit Commitment and (ii) such Lender's

Commitment Percentage of the Borrowing Base then in effect. During the Revolving Credit Commitment Period, ASI may use the Revolving Credit Commitments by borrowing, prepaying and reborrowing the Revolving Credit Loans in whole or in part all in accordance with the terms and conditions hereof.

          (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by ASI and notified to the Administrative Agent in accordance with subsections
2.2 and 2.9, provided that no Revolving Credit Loan shall be made as a
             --------
Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

          2.2  Procedure for Revolving Credit Borrowing.   ASI may borrow under
               ----------------------------------------
the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Business Day, provided that ASI shall give the Administrative Agent
                     --------
irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, and one Business Day prior to the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed,
(ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $500,000 or a whole multiple of $100,000 in excess thereof (or, if the then Available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of Eurodollar Loans, $1,500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such notice from ASI, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of ASI at the office of the Administrative Agent specified in subsection
10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by ASI in funds immediately available to the Administrative Agent. Such borrowing will then be made available to ASI by the Administrative Agent crediting the account of ASI on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.3  Commitment Fee.  ASI agrees to pay to the Administrative Agent
               --------------
for the account of each Lender a commitment fee for the period from and including the first day of the Revolving Credit Commitment Period to the Revolving Credit Termination Date, computed at the rate of 0.25% per annum on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Credit Termination Date or such earlier date as the Revolving Credit Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

          2.4  Termination or Reduction of Commitments.  ASI shall have the
               ---------------------------------------
right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that, after
                                                       --------
giving effect thereto and any prepayments of Revolving Credit Loans on such date, the aggregate principal amount of Revolving Credit Loans then outstanding, when added to the outstanding L/C Obligations, does not exceed the Revolving Credit Commitments of the Lenders then in effect. Any such reduction shall be in an amount equal to $100,000 or a whole multiple thereof and shall reduce permanently the Revolving Credit Commitments then in effect.

          2.5  Term Loans.  Subject to the terms and conditions hereof, each
               ----------
Lender severally agrees to make term loans (each a "Term Loan") to ASI and McLagan Partners on the Closing Date in an aggregate amount not to exceed the amount of the Term Loan Commitment of such Lender, provided that, the aggregate
                                                   --------
amount of Term Loans made to ASI shall be $3,000,000 and the aggregate amount of Term Loans made to McLagan Partners shall be $12,000,000. The Term Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by ASI or McLagan Partners, as the case may be, and notified to the Administrative Agent in accordance with subsections 2.6 and 2.9.

          2.6  Procedure for Term Loan Borrowing.  ASI and McLagan Partners
               ---------------------------------
hereby request a Term Loan borrowing on the Closing Date in an amount equal to the aggregate amount of the Term Loan Commitments of the Lenders. Each Lender will make the amount of its pro rata share of the Term Loans available to the Administrative Agent for the account of ASI and McLagan Partners at the office of the Administrative Agent specified in subsection 10.2 prior to 11:00 A.M., New York City time, on the Closing Date in Dollars and in funds immediately available to the Administrative Agent. The Administrative Agent shall credit the accounts of ASI and McLagan Partners, as applicable, on the books of such office of the Administrative Agent by 2:00 P.M., New York City time, on the Closing Date, with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

          2.7  Repayment of Loans; Evidence of Debt.  (a) ASI hereby
               ------------------------------------
unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8). ASI hereby further agrees to pay interest on the unpaid principal amount of the Revolving Credit Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates set forth in subsections 2.11 and 2.14.

          (b) Each of ASI and McLagan Partners hereby, jointly and severally, unconditionally promise to pay to the Administrative Agent for the account of each Lender the principal amount of the Term Loans of such Lender in quarterly installments during each year set forth below payable on the last day of March, June, September and December of each such year (with the aggregate amount due in each such year being equal to the amount set forth below opposite such year and the installments in each year being equal in amount):

                    Year                        Amount
                    ----                        ------

                    1998                        $1,500,000
                    1999                         2,000,000
                    2000                         3,000,000
                    2001                         4,000,000
                    2002                         4,500,000

Each of ASI and McLagan Partners, jointly and severally, hereby further agree to pay interest on the unpaid principal amount of the Term Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in subsections 2.11 and 2.14.

          (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (d) The Administrative Agent shall maintain the Register pursuant to subsection 10.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Term Loan made hereunder, the Type thereof and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each Lender's share thereof.

          (e) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.7(c) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the
                   ----- -----
obligations of each of the Borrowers therein recorded; provided, however, that
                                                       --------  -------
the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of either of the Borrowers to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (f) Each of the Borrowers agrees that such Borrower will execute and deliver to such Lender (i) a promissory note of such Borrower evidencing the Revolving Credit Loans of such Lender, made to such Borrower, substantially in the form of Exhibit D with appropriate insertions as to date and principal amount (a
---------
"Revolving Credit Note"), and/or (ii) a promissory note of such Borrower evidencing the Term Loans of such Lender made to such Borrower, substantially in the form of Exhibit E with appropriate insertions as to date and principal
            ---------
amount (a "Term Note").

          2.8  Optional Prepayments and Mandatory Prepayments.  (a)  Each of the
               ----------------------------------------------
Borrowers may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Loans, in whole or in part, without premium or penalty, by giving irrevocable notice (which may be by telephone, promptly confirmed in writing) to the Administrative Agent by 10:00 A.M. on the date of the prepayment, specifying the date and amount of prepayment and whether the prepayment is of Term Loans and/or Revolving Credit Loans and of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.18 and, in the case of prepayments of the Term Loans only, accrued interest to such date on the amount prepaid. Partial prepayments of the Term Loans shall be applied to the remaining installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Term Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $100,000 or a whole multiple of $50,000 in excess thereof, in the case of any prepayment of Revolving Credit Loans, and $100,000 or a whole multiple of $50,000 in excess thereof, in the case of prepayment of any Term Loans.

          (b) If, at any time during the Commitment Period, the Aggregate Outstanding Revolving Extensions of Credit of the Lenders exceed the Borrowing Base then in effect, ASI shall, without notice or demand, immediately prepay the Revolving Credit Loans in an aggregate principal amount equal to such excess, together with interest and commitment fees accrued to the date of such payment or prepayment to the Administrative Agent. To the extent that after giving effect to any prepayment of any Revolving Credit Loans required by the preceding sentence, the Aggregate Outstanding Revolving Extensions of Credit at such time exceed the Borrowing Base at such time, ASI shall, without notice or demand, immediately deposit in a Cash Collateral Account upon terms reasonably satisfactory to the Administrative Agent an amount equal to the aggregate then outstanding L/C Obligations. The Administrative Agent shall apply any cash deposited in the Cash Collateral Account (to the extent thereof) to pay any Reimbursement Obligations which become due thereafter, provided that the
                                                       --------
Administrative Agent shall release to ASI from time to time such portion of the amount on deposit in the Cash Collateral Account which is equal to the amount by which the Borrowing Base at such time plus the amount on deposit in the Cash Collateral Account exceeds the Aggregate Outstanding Revolving Extensions of Credit at such time. Unless a Default or

Event of Default shall have occurred and be continuing, the Administrative Agent shall invest all amounts on deposit in such Cash Collateral Account in Cash Equivalents designated by ASI and all earnings on such investments shall be for the benefit of ASI. After the occurrence and during the continuation of an Event of Default, the Administrative Agent may invest amounts on deposit in such Cash Collateral Account in such Cash Equivalents as it may determine and all earnings on such investments shall be held as additional collateral security for the Obligations (as defined in the Guarantee and Collateral Agreement). The Administrative Agent shall not be responsible for losses as a result of any investment of amounts on deposit in such Cash Collateral Account and ASI shall deposit additional amounts in the Cash Collateral Account equal to the amount of any such losses upon the realization thereof.

          (c) If, with respect to any fiscal year of ASI, commencing with its fiscal year ending March 31, 1999, ASI and its Consolidated Subsidiaries shall have Excess Cash Flow for such fiscal year, ASI and McLagan Partners shall prepay the Term Loans in an aggregate amount equal to 50% of such Excess Cash Flow, with such prepayment being due and payable on or prior to July 15 of the fiscal year following the fiscal year in respect of which such payment is made.

          (d) Upon any issuance of any Capital Stock by ASI or any capital contribution made to ASI, ASI and McLagan Partners shall prepay the Term Loans in an amount equal to the lesser of (i) 50% of the Net Proceeds of such issuance or capital contribution and (ii) 50% of the then aggregate outstanding principal amount of Term Loans. Each prepayment made pursuant to this subsection 2.8(d) shall be made on or before the date which is two Business Days after the date of receipt of the relevant Net Proceeds.

          (e) Prepayments of any of the Term Loans pursuant to subsection 2.8(c) or 2.8(d) shall be applied (i) to first prepay any outstanding Term Loans which are ABR Loans until all such loans have been prepaid in full and second, to prepay any Term Loans which are Eurodollar Loans and (ii) in the inverse order of maturity thereof. All such prepayments shall be accompanied by the interest accrued on any such prepayment amount through the date of such prepayment. Notwithstanding the forgoing provisions of this subsection 2.8, if at any time the mandatory prepayment of Loans pursuant to subsection 2.8(b), (c) or (d) would result in ASI's incurring breakage costs under subsection 2.18 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then ASI may in its sole discretion, so long as no Default or Event of Default shall have then occurred and be continuing, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) in a Cash Collateral Account to be held as security for all amounts owing to the Administrative Agent and the Lenders in connection with this Agreement or any other Loan Document, with such cash collateral to be directly applied by the Administrative Agent to prepay the relevant Affected Eurodollar Loans on the last day of the Interest Periods applicable thereto (or such earlier date or dates as shall be requested by

ASI or as shall be determined by the Administrative Agent at any time after the occurrence and during the continuation of a Default or Event of Default). Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited in such Cash Collateral Account pursuant to the immediately preceding sentence shall be held for the sole benefit of the Lenders whose Loans would otherwise have been immediately prepaid with the amounts deposited, and, upon the taking of any action by the Administrative Agent or the Lenders pursuant to the remedial provisions of Section 8, any amounts held as cash collateral pursuant to this subsection 2.8(e) shall, subject to the requirements of applicable law, be immediately applied to prepay such Loans. Unless a Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall invest all amounts on deposit in such Cash Collateral Account in Cash Equivalents designated by ASI and all earnings on such investments shall be for the benefit of ASI. After the occurrence and during the continuation of an Event of Default, the Administrative Agent may invest amounts on deposit in such Cash Collateral Account in such cash Equivalents as it may determine and all the earnings on such investments shall be held as additional collateral security for the Obligations (as defined in the Guarantee and Collateral Agreement). The Administrative Agent shall not be responsible for losses as a result of any investment of amounts on deposit in such Cash Collateral Account and ASI shall deposit additional amounts in the Cash Collateral Account equal to the amount of any such losses upon the realization thereof.

          2.9  Conversion and Continuation Options. (a)  Each of the Borrowers
               -----------------------------------
may elect from time to time to convert its Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans
                         --------
may only be made on the last day of an Interest Period with respect thereto. Each of the Borrowers may elect from time to time to convert its ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided
                                                                    --------
that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and
(ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Revolving Credit Termination Date (in the case of conversions of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of conversions of Term Loans).

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the applicable Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of
--------
Default has occurred and is continuing and the Administrative Agent has or the Required

Lenders have determined that such a continuation is not appropriate or (ii) after the date that is one month prior to the Revolving Credit Termination Date (in the case of continuations of Revolving Credit Loans) or the date of the final installment of principal of the Term Loans (in the case of continuations of Term Loans) and provided, further, that if the applicable Borrower shall fail
                   --------  -------
to give such notice or if such continuation is not permitted such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.10 Minimum Amounts of Tranches.  All borrowings, conversions and
               ---------------------------
continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, no more than five Eurodollar Tranches in respect of Term Loans still be outstanding at any one time.

          2.11 Interest Rates and Payment Dates.  (a)  Each Eurodollar Loan
               --------------------------------
shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus (i) in the case of Eurodollar Loans which are Revolving Credit Loans, the Revolving Credit Applicable Margin or (ii) in the case of Eurodollar Loans which are Term Loans, the Term Loan Applicable Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus (i) in the case of ABR Loans which are Revolving Credit Loans, the Revolving Credit Applicable Margin or (ii) in the case of ABR Loans which are Term Loans, the Term Loan Applicable Margin.

          (c) If all or a portion of (i) any principal of any Loan, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is (x) in the case of principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3% or (y) in the case of any such overdue interest, commitment fee or other amount, the rate described in paragraph (b) of this subsection plus 3%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this
      --------
subsection shall be payable from time to time on demand.

          (e) Upon the occurrence and during the continuance of an Event of Default, the Required Lenders shall have the right to require that the principal of any Loan then outstanding shall bear interest ar a rate per annum which is the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 3%.

          2.12 Computation of Interest and Fees.  (a) Commitment fees and
               --------------------------------
interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of either of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.11(a).

          2.13 Inability to Determine Interest Rate.  If prior to the first day
               ------------------------------------
of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon each of the Borrowers) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Administrative Agent shall have received notice from any Lender that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lender (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Borrowers and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans, shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans that were to have been continued as such on such first day shall be converted on such day to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans, as the case may be, shall be made or continued as such, nor shall either of the Borrowers have the right to convert Loans to Eurodollar Loans, as the case may be.

          2.14 Pro Rata Treatment and Payments.  (a)  Each borrowing by each of
               -------------------------------
the Borrowers from the Lenders hereunder, each payment by each of the Borrowers on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments or the Term Loan Commitments shall be made pro rata according
                                                              --------
to the Lenders' Commitment Percentages. Each payment (including each prepayment) by each of the Borrowers on account of principal of and interest on the Loans shall be made pro rata according to
                                                        --------
the respective outstanding principal amounts of the Revolving Credit Loans or Term Loans, as the case may be, then held by the Lenders. All payments (including prepayments) to be made by each of the Borrowers hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2 hereof, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the applicable Borrower. The failure of any Lender to make any extension of credit required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be
--------
responsible for any other Lender's failure to make any extension of credit as required.

          2.15 Illegality.  Notwithstanding any other provision herein, if the
               ----------
adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the relevant Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.18.

          2.16 Requirements of Law.  (a)  If the adoption of or any change in
               -------------------
any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

               (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.17 and changes in the rate of tax on the overall net income of such Lender);

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii)  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the relevant Borrower shall promptly pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduced amount receivable.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letters of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the relevant Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the relevant Borrower (with a copy to the

Administrative Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender to the relevant Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.17 Taxes.  (a)  All payments made by each of the Borrowers under
               -----
this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under any Note, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrowers shall not be required to
           --------  -------
increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by either of the Borrowers, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If either of the Borrowers fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

               (i) deliver to each of the Borrowers and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

               (ii) deliver to each of the Borrowers and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to such Borrower; and

               (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by such Borrowers or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrowers and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

          2.18 Indemnity.  Each of the Borrowers agrees to indemnify each Lender
               ---------
and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment of a Eurodollar Loan after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.19 Change of Lending Office.  Each Lender agrees that if it makes
               ------------------------
any demand for payment under subsection 2.16 or 2.17(a), or if any adoption or change of the type described in subsection 2.15 shall occur with respect to it, it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrowers to make payments under subsection 2.16 or 2.17(a), or would eliminate or reduce the effect of any adoption or change described in subsection 2.15.


                         SECTION 3.  LETTERS OF CREDIT

          3.1  L/C Commitment.  (a)  Subject to the terms and conditions hereof,
               --------------
the Issuing Bank, in reliance on the agreements of the other Lenders set forth in subsection 34, agrees to issue letters of credit ("Letters of Credit") for
                                                      -----------------
the account of ASI on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of
--------
Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii the Available Revolving Credit Commitments of the Lenders would be less than zero or (ii the sum of the outstanding L/C Obligations and the aggregate outstanding principal amount of Revolving Credit Loans at such time would exceed the Borrowing Base then in effect.

          (b)  Each Letter of Credit shall:

          (i) be denominated in Dollars and shall be a standby letter of credit issued to support obligations of ASI, contingent or otherwise, in respect of leases of real property.

          (ii) expire no later than five Business Days prior to the Revolving Credit Termination Date.

          (c) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

          (d) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          3.2  Procedure for Issuance of Letters of Credit.  ASI may from time
               -------------------------------------------
to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may request. Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and ASI. The Issuing Bank shall furnish a copy of such Letter of Credit to ASI promptly following the issuance thereof.

          3.3  Fees, Commissions and Other Charges.  (a)  ASI shall pay to the
               -----------------------------------
Administrative Agent, for the account of the Issuing Bank and the L/C Participants, a letter of credit commission with respect to each Letter of Credit, computed for the period from the date of such payment to the date upon which the next such payment is due hereunder at the rate of 1.50% per annum, calculated on the basis of a 360 day year, of the aggregate amount available to be drawn under such Letter of Credit on the date on which such fee is calculated. Such commissions shall be payable in advance on the date of issuance of each Letter of Credit and on each L/C Fee Payment Date to occur thereafter and shall be nonrefundable.

          (b) In addition to the foregoing fees and commissions, ASI shall pay or reimburse the Issuing Bank for such normal and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

          (c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

          3.4  L/C Participations.  (a)  The Issuing Bank irrevocably agrees to
               ------------------
grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by ASI in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 34 in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii the daily average Federal Funds Effective Rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (ii a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 34 is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 34, the Issuing Bank receives any payment related to such Letter of Credit (whether directly from ASI or otherwise, including proceeds of collateral applied thereto by the Issuing
Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided,
                                                               --------
however, that in the event that any such payment received by the Issuing Bank
-------
shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

          3.5  Reimbursement Obligation of ASI. (a)  ASI agrees to reimburse the
               -------------------------------
Issuing Bank on each date on which the Issuing Bank notifies ASI of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (i) such draft so paid and (ii any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds.

          (b) Interest shall be payable on any and all amounts remaining unpaid by ASI under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

          3.6  Obligations Absolute.  (a)  ASI's obligations under this Section
               --------------------
3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which ASI may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit.

          (b) ASI also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and ASI's Reimbursement Obligations under subsection 35 shall not be affected by, among other things, (i) the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or (ii any dispute between or among ASI and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or (ii any claims whatsoever of ASI against any beneficiary of such Letter of Credit or any such transferee.

          (c) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct.

          (d) ASI agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on ASI and shall not result in any liability of the Issuing Bank to ASI.

          3.7  Letter of Credit Payments.  If any draft shall be presented for
               -------------------------
payment under any Letter of Credit, the Issuing Bank shall promptly notify ASI of the date and amount thereof. The responsibility of the Issuing Bank to ASI in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

          3.8  Application.  To the extent that any provision of any Application
               -----------
related to any Letter of Credit is inconsistent with the provisions of this
Section 3, the provisions of this Section 3 shall apply.


                   SECTION 4.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby, jointly and severally, represents and warrants to the Administrative Agent and each Lender (except that the representations and warranties in subsections 4.1 and 4.15 are made solely by ASI) that:

          4.1  Financial Condition.  (a)  The audited consolidated and
               -------------------
consolidating balance sheet of ASI and its consolidated Subsidiaries as at March 31, 1997 and the related consolidated and consolidating statements of income and of cash flows for the fiscal year ended on such date, reported on by Coopers & Lybrand, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated and consolidating financial condition of ASI and its Consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated and consolidating cash flows for the fiscal year then ended. The unaudited consolidated and consolidating balance sheet of ASI and its consolidated Subsidiaries as at June 30, 1997 and the related unaudited consolidated and consolidating statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated and consolidating financial condition of ASI and its Consolidated Subsidiaries as at such date, and the consolidated and consolidating results of their operations and their consolidated and consolidating cash flows for the three-month period then ended (subject to normal year-end audit adjustments and the absence of certain notes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither ASI nor any of its Consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1997 to and including the date hereof there has been no sale, transfer or other disposition by ASI or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated and consolidating financial condition of ASI and its consolidated Subsidiaries at March 31, 1997.

          (b) The pro forma consolidated and consolidating balance sheet of ASI and its Consolidated Subsidiaries as of a date satisfactory to the Lenders are complete and correct and present fairly the consolidated and consolidating pro forma financial condition of ASI and its Consolidated Subsidiaries as at such date after giving effect, on a pro forma basis, to (i) the McLagan Acquisition,
(ii) the financing thereof and (iii) the payment of related fees and expenses, as if such events had occurred on such date. Such balance sheet was prepared based on good faith assumptions and on the best information available to ASI as of the date of delivery thereof and fairly presents on a pro forma basis the
                                                         --- -----
Consolidated financial position of ASI and its Consolidated Subsidiaries as at such date, as adjusted, as described above, assuming such events had occurred at such date. The balance sheets, income statements and cash flow projections of ASI and its Consolidated Subsidiaries for the fiscal years ending

March 31, 1998 through March 31, 2003 have been prepared on the basis of sound financial planning practice and are complete and not misleading in any material respect.

          4.2  No Change; Solvency.  (a) Since March 31, 1997 there has been no
               -------------------
development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) except as set forth on Schedule 4.2, during the period from March 31, 1997 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of ASI nor has any of the Capital Stock of ASI been redeemed, retired, purchased or otherwise acquired for value by ASI or any of its Subsidiaries. As of the Closing Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, and as of each Borrowing Date, each of the Borrowers and its Subsidiaries will be Solvent on a Consolidated basis.

          4.3  Corporate Existence; Compliance with Law.  Such Borrower and each
               ----------------------------------------
of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          4.4  Corporate Power; Authorization; Enforceable Obligations.  Such
               -------------------------------------------------------
Borrower and each of its Subsidiaries has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which such Borrower is a party. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of such Borrower. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          4.5  No Legal Bar.  The execution, delivery and performance of the
               ------------
Loan Documents to which such Borrower is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of such Borrower or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

          4.6  No Material Litigation.  No litigation, investigation or
               ----------------------
proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either of the Borrowers, threatened by or against such Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

          4.7  No Default.  Neither such Borrower nor any of its Subsidiaries is
               ----------
in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.
No Default or Event of Default has occurred and is continuing.

          4.8  Ownership of Property; Liens.  Such Borrower and each of its
               ----------------------------
Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 7.3.

          4.9  Intellectual Property.  Such Borrower and each of its
               ---------------------
Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does either of the Borrowers know of any valid basis for any such claim. The use of such Intellectual Property by ASI and each of its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          4.10 No Burdensome Restrictions.  To the best of the Borrowers'
               --------------------------
knowledge, no Requirement of Law or Contractual Obligation of such Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          4.11 Taxes.  Such Borrower and each of its Subsidiaries has filed or
               -----
caused to be filed all tax returns which, to the knowledge of such Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of such Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of such Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

          4.12 Federal Regulations.  No part of the proceeds of any Loans will
               -------------------
be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, each of the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

          4.13 ERISA.  Neither a Reportable Event nor an "accumulated funding
               -----
deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any liability under ERISA if either Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

          4.14 Investment Company Act; Other Regulations.  Neither of the
               -----------------------------------------
Borrowers is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither of the Borrowers is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

          4.15 Subsidiaries.  The following constitute all the Subsidiaries of
               ------------
ASI at the date hereof (after giving effect to the Acquisition): Assessments, Proudfoot, McLagan Partners, T3 and C3.

          4.16 Purpose of Loans.  The proceeds of the Revolving Credit Loans
               ----------------
shall be
used by ASI to finance the working capital needs of ASI and its Subsidiaries in the ordinary course of business and to finance up to $2,500,000 in Permitted Acquisitions and to pay related fees and expenses. The proceeds of the Term Loans made to McLagan Partners shall be used by McLagan Partners to finance the McLagan Acquisition and the proceeds of the Term Loans made to ASI shall be used to make a capital contribution to McLagan Partners to finance the McLagan Acquisition.

          4.17 Representations and Warranties Contained in the McLagan
               -------------------------------------------------------
Documentation.  All of the McLagan Documentation has been duly executed and
-------------
delivered by each of the parties thereto. As of the Closing Date, the representations and warranties contained in the McLagan Documentation (after giving effect to any amendments, supplements, waivers or other modifications of such McLagan Documentation prior to such Closing Date in accordance with this Agreement) will be true and correct in all material respects except as otherwise disclosed to the Lenders in writing prior to the date hereof.

          4.18 Environmental Matters.  (a)  To the best knowledge of the
               ---------------------
Borrowers, the facilities and properties owned, leased or operated by such Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

          (b) To the best knowledge of the Borrowers, the Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by ASI or any of its Subsidiaries (the "Business") which could materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

          (c) To the best knowledge of the Borrowers, neither such Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does such Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

          (d) To the best knowledge of the Borrowers, materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable

Environmental Law.

          (e) To the best knowledge of the Borrowers, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of such Borrower, threatened, under any Environmental Law to which such Borrower or any of its Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

          (f) To the best knowledge of the Borrowers, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of such Borrower or any of its Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.


                        SECTION 5.  CONDITIONS PRECEDENT

          5.1  Conditions to Initial Extensions of Credit.  The agreement of
               ------------------------------------------
each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

          (a)  Loan Documents.  The Administrative Agent shall have received (i)
               --------------
     this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers, with a counterpart for each Lender, (ii) the Guarantee and Collateral Agreement executed and delivered by a duly authorized officer of each party thereto, with a counterpart or a conformed copy for each Lender and (iii) for the account of each requesting Lender, a Term Note or Revolving Credit Note, as the case may be, executed and delivered by a Responsible Officer of the relevant Borrower.

          (b)  Related Agreements.  The Administrative Agent shall have
               ------------------
     received, with a copy for each Lender, true and correct copies, certified as to authenticity by a Responsible Officer of ASI, of the Purchase Agreement, the Intercreditor Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which ASI and any of its Subsidiaries may be a party.

          (c)  Borrowing Certificate.  The Administrative Agent shall have
               ---------------------
     received, with a counterpart for each Lender, a certificate from each of ASI and McLagan Partners, dated the Closing Date, substantially in the form of Exhibit F, with appropriate
        ---------
     insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of ASI.

          (d)  Corporate Proceedings of the Loan Parties.  The Administrative
               -----------------------------------------
     Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Boards of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of the Liens created pursuant to the Security Documents, certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

          (e)  Loan Party Incumbency Certificates.  The Administrative Agent
               ----------------------------------
     shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing any Loan Document satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

          (f)  Corporate Documents.  The Administrative Agent shall have
               -------------------
     received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Closing Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the such Loan Party and a certificate of good standing for each Loan Party issued by its jurisdiction of incorporation.

          (g)  Fees.  The Administrative Agent shall have received all fees and
               ----
     expenses (including the fees and expenses of counsel to the Administrative Agent) due on the Closing Date, including, without limitation, the fees to be received on the Closing Date referred to (i) in the Fee Letter addressed to ASI dated October 30, 1997 and (ii) in the Commitment Letter and Term Sheet executed by the Administrative Agent and ASI on October 30, 1997.
     The fees and expenses of Simpson Thacher & Bartlett and Rivkin, Radler & Kiemer shall have been paid.

          (h)  Legal Opinions.  The Administrative Agent shall have received,
               --------------
     with a counterpart for each Lender, the executed legal opinion of Koerner, Silberberg & Weiner LLP, counsel to ASI and the other Loan Parties, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

          (i)  Pledged Stock; Stock Powers.  The Administrative Agent shall have
               ---------------------------
     received the certificates representing the shares pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.

          (j)  Actions to Perfect Liens.  The Administrative Agent shall have
               ------------------------
     received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed.

          (k)  [intentionally omitted].

          (l)  Lien Searches.  The Administrative Agent shall have received the
               -------------
     results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of ASI and its Subsidiaries and the results of such search shall be satisfactory to the Administrative Agent.

          (m)  Audit.  The Banks shall have received copies of an audit, in form
               -----
     and substance satisfactory, of the Accounts of ASI, Proudfoot, Assessments and C3 prepared by an auditing firm or organization satisfactory to the Administrative Agent.

          (n)  Insurance.  The Administrative Agent shall have received evidence
               ---------
     in form and substance satisfactory to it that all of the requirements of subsection 6.5 hereof shall have been satisfied.

          (o)  McLagan Acquisition; McLagan Documentation.  The Administrative
               ------------------------------------------
     Agent shall have received evidence satisfactory to it that (i) the McLagan Acquisition shall have been approved by ASI, McLagan Buyers, and the McLagan Sellers, (ii) the aggregate purchase price of the McLagan Acquisition shall not exceed $22,500,000 and (iii) the cash portion of the McLagan Acquisition shall not exceed $15,500,000. All aspects of the McLagan Acquisition and the terms and conditions of all documentation related thereto (the "McLagan Documentation") shall be satisfactory to the Administrative Agent. The Administrative Agent shall be satisfied that the assets acquired pursuant to the McLagan Acquisition shall have been purchased free and clear of any and all Liens (other than Liens permitted under the terms of this Agreement).

          (p)  Fleet Credit Agreement.  The Administrative Agent shall have
               ----------------------
     received evidence satisfactory to it that (i) all Indebtedness owed to Fleet Bank by ASI and any of its Subsidiaries shall have been fully paid off and all commitments pursuant to the Credit Agreement, dated as of July 22, 1997, between Fleet Bank and ASI (the "Fleet Credit Agreement"), shall have been permanently terminated, (ii) all guarantees related to the Fleet Credit Agreement shall have been permanently released and
     (iii) all security interests created pursuant to the Fleet Credit Agreement and any security documents related thereto shall have been terminated, including, without limitation, by the filing of UCC-3 termination statements in the relevant jurisdictions (it being understood and agreed that the letter of credit (the "Fleet Letter of Credit") issued by Fleet Bank under the Fleet Credit Agreement shall remain outstanding and shall be fully cash collateralized).

          (q)  Subordinated Note.  The Administrative Agent shall have received
               -----------------
     copies of, and approved the terms and conditions contained in, the Subordinated Note.

          (r)  Certificate of Deposit.  ASI shall have purchased a certificate
               ----------------------
     of deposit from the Administrative Agent in an amount equal to the first scheduled payment of principal and interest under the Subordinated Note.

          (s)  Employment Agreements; Employee Benefit Plans.  The
               ---------------------------------------------
     Administrative Agent shall have received copies of the Employment Agreements and copies of all employee benefit plans of ASI and its Subsidiaries in existence on the Closing Date and the terms and conditions of such plans shall be reasonably satisfactory to the Administrative Agent.

          (t)  Lease Agreements.  The Administrative Agent shall have received a
               ----------------
     schedule of all material lease agreements of ASI and its Subsidiaries, describing, in reasonable detail, the term of the applicable lease, the lessor, the lessee, the annual lease expenditure, the expiration date thereof and type of lease.

          (u)  Financial Statements.  The Administrative Agent have received the
               --------------------
     financial statements referred to in subsection 3.1(a) and (b) hereof. The Lenders shall have received a satisfactory balance sheet of each McLagan Buyer, on a stand alone basis, as of the Closing Date, after giving effect to the McLagan Acquisition, the financing thereof and the payment of related fees and expenses.

          5.2  Conditions to Each Extension of Credit.  The agreement of each
               --------------------------------------
Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations and
               ------------------------------
     warranties made by each of the Borrowers and each of the other Loan Parties in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except that representations and warranties made with respect to a specified earlier date shall be true and correct in all material respects on and as of such earlier date.

          (b)  No Default.  No Default or Event of Default shall have occurred
               ----------
     and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c)  Borrowing Base.  After giving effect to the extensions of credit
               --------------
     requested to be made on such date, the Aggregate Outstanding Revolving Extensions of Credit of the Lenders shall not exceed the Borrowing Base then in effect. In addition, in the case of a borrowing at Revolving Credit Loans and an issuance of a Letter of Credit, ASI shall have delivered a Borrowing Base Certificate as of the relevant Borrowing Date.

          (d)  Additional Matters.  All corporate and other proceedings, and all
               ------------------
     documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Purchase Agreement shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by each of the Borrowers hereunder and each Letter of Credit issued on behalf of ASI shall constitute a representation and warranty by such Borrower as of the date thereof that the conditions contained in this subsection have been satisfied.


                       SECTION 6.  AFFIRMATIVE COVENANTS

          ASI hereby agrees that, so long as the Commitments remain in effect , or any Letter of Credit remains outstanding, or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, ASI shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

          6.1  Financial Statements.  Furnish to each Lender:
               --------------------

          (a) as soon as available, but in any event within 90 days after the end of each fiscal year of ASI, a copy of the consolidated and consolidating balance sheet of ASI and its Consolidated Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Agent and the Required Lenders; and

          (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of ASI, the unaudited consolidated and consolidating balance sheet of ASI and its Consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and retained earnings and of cash flows of ASI and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of certain notes thereto);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

          6.2  Certificates; Other Information.  Furnish to each Lender:
               -------------------------------

          (a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default in respect of subsection 7.1, except as specified in such certificate and including a schedule demonstrating compliance with the financial covenants contained herein;

          (b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and (b) a certificate of a Responsible Officer substantially in the form attached hereto as Exhibit B (i) stating
                                                          ---------
     that, to the best of such Responsible Officer's knowledge, during such period (A) no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, ASI has complied with the requirements of subsection 6.10 with respect thereto), (B) neither ASI nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto and (C) ASI has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (ii) setting forth the calculations required to determine compliance with subsection 7.1 at such time, the Revolving Credit Applicable Margin and Term Loan Applicable Margin then in effect and, in the case of the financial statements delivered pursuant to subsection 6.1(a), the Excess Cash Flow for the relevant fiscal year, provided that ASI shall also deliver a Compliance
                           --------
     Certificate satisfying the
     requirements of this paragraph on the fifth Business Day preceding the date any payment is due on the Subordinated Note or the making of any Subordinated Employee Payment (with calculation of compliance with the subsection 7.1 to be made as of such Business Day);

          (c) within five days after the same are sent, copies of all financial statements and reports which ASI sends to its stockholders, and within five days after the same are filed, copies of all financial statements and reports which ASI may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

          (d) within 15 days after the last day of each calendar month, a Borrowing Base Certificate setting forth the Borrowing Base as of such last day together with a detailed schedule setting forth the aging of Accounts (by Subsidiary and by account);

          (e) promptly, a copy of any management letter received from the accountants which audited the financial statements of ASI for any period; and

          (f) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

          6.3  Payment of Obligations.  Pay, discharge or otherwise satisfy at
               ----------------------
or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of ASI or its Subsidiaries, as the case may be.

          6.4  Conduct of Business and Maintenance of Existence.  Continue to
               ------------------------------------------------
engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

          6.5  Maintenance of Property; Insurance.  Keep all property useful and
               ----------------------------------
necessary in its business in good working order and condition, ordinary wear and tear excepted; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business or as shall be reasonably required by the Administrative Agent and such insurance shall name the Administrative Agent as an insured party or an additional loss payee; and furnish to each

Lender, upon written request, full information as to the insurance carried.

          6.6  Inspection of Property; Books and Records; Discussions; Audits
               --------------------------------------------------------------
and Field Examinations.  Keep proper books of records and account in which full,
----------------------
true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, upon two Business Day's advance notice (unless a Default of Event of Default shall have occurred and be continuing), permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time during normal business hours and as often as may reasonably be desired, provided that, unless
                                                          --------
a Default or Event of Default shall have occurred and be continuing, no more than two inspections per year shall be permitted, and to discuss the business, operations, properties and financial and other condition of ASI and its Subsidiaries with officers and employees of ASI and its Subsidiaries and with its independent certified public accountants and to perform periodic audits or field examinations (it being understood and agreed that at least one such field examination or periodic audit shall be made each year) of the assets of ASI and its Subsidiaries (the reasonable costs and expenses of one such audit or field examination per year to be borne by ASI).

          6.7  Notices.  Promptly give notice to the Administrative Agent and
               -------
each Lender of:

          (a)  the occurrence of any Default or Event of Default;

          (b) any (i) default or event of default under any Contractual Obligation of either of ASI or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between ASI or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

          (c) any litigation or proceeding affecting ASI or any of its Subsidiaries in which the amount involved is $50,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

          (d) the following events, as soon as possible and in any event within 30 days after ASI knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or
     (ii) the institution of proceedings or the taking of any other action by the PBGC or ASI or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

          (e) any event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action ASI proposes to take with respect thereto.

          6.8  Environmental Laws.  (a)  Comply with, and use best commercial
               ------------------
efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that the same are being contested in good faith and to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

          (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect.

          6.9   Interest Rate Protection.  Within thirty days of the Closing
                ------------------------
Date, enter into an Interest Rate Protection Agreement, with any Lender or an Affiliate thereof, with respect to the Term Loans covering a national principal amount of at least $5,000,000 for a period of at least five years and on such terms and conditions as the Administrative Agent may reasonably require.

          6.10  Further Assurances.  Upon the request of the Administrative
                ------------------
Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

          6.11  Additional Collateral.  (a)  With respect to any assets acquired
                ---------------------
after the Closing Date by ASI or any of its Domestic Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents but which are not so subject (other than any assets described in paragraph (b) or (c) of this subsection, promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on such assets, (ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (b) With respect to any Person that, subsequent to the Closing Date, becomes a Subsidiary (other than a Foreign Subsidiary), promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the benefit of the Lenders, a new pledge agreement or such amendments to the Guarantee and Collateral Agreement as the Administrative Agent shall deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a Lien on the Capital Stock of such Subsidiary which is owned by ASI or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of ASI or such Subsidiary, as the case may be, (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement pursuant to documentation which is in form and substance satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by the Guarantee and Collateral Agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (c) With respect to any Person that, subsequent to the Closing Date, becomes a Foreign Subsidiary, promptly upon the request of the Administrative
Agent: (i) execute and deliver to the Administrative Agent a foreign stock pledge agreement relating to the pledge of the shares of such Foreign Subsidiary (provided that in no event shall more than 65% of the Capital Stock of any such Subsidiary be required to be so pledged), (ii) deliver to the Administrative Agent any certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a duly authorized officer of ASI or such Subsidiary, as the case may be, and take or cause to be taken all such other actions under the law of the jurisdiction of organization of such Foreign Subsidiary as may be necessary or advisable to perfect such Lien on such Capital Stock and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses
(i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                         SECTION 7.  NEGATIVE COVENANTS

          ASI hereby agrees that, so long as the Commitments remain in effect, or any Letter of Credit remains outstanding, or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, ASI shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

          7.1 Financial Condition Covenants.
              -----------------------------

          (a) Maintenance of Current Ratio.  Permit the ratio of Consolidated
              ----------------------------
     Current Assets of ASI to Consolidated Current Liabilities of ASI at any time to be less than 1.25 to 1.00.

          (b) Maintenance of Net Worth.  Permit Consolidated Net Worth of ASI
              ------------------------
     at any time during any period set forth below to be less than the amount set forth opposite such period below:

          Period                             Amount
          ------                             ------
          Closing Date to 3/30/99            $ 13,000,000

          3/31/99 to 3/30/00                 Consolidated Net Worth of ASI
                                             as of 3/31/98 plus $2,000,000

          3/31/00 to 3/30/01                 Consolidated Net Worth of ASI
                                             as of 3/31/99 plus $4,000,000

          3/31/01 to 3/30/02                 Consolidated Net Worth of ASI
                                             as of 3/31/00 plus $5,000,000

          3/31/02 and thereafter             Consolidated Net Worth of ASI
                                             as of 3/31/01 plus $5,000,000

          (c) Total Liabilities to Net Worth Ratio.  Permit the ratio of
              ------------------------------------
     Consolidated Total Liabilities of ASI to Consolidated Net Worth of ASI at any time during any period set forth below to be greater than the amount set forth opposite such period below:

          Period                             Ratio
          ------                             -----
          Closing Date to 3/30/99            2.00 to 1.00

          3/31/99 to 3/30/00                 1.40 to 1.00

          3/31/00 and thereafter             1.00 to 1.00

          (d)  Consolidated Funded Debt to Consolidated EBITDA.  Permit at any
               -----------------------------------------------
     time during any "Test Period" set forth below the Leverage Ratio to be greater than the ratio set forth opposite such Test Period below:

          Test Period                        Ratio
          -----------                        -----
          Closing Date to 3/30/99            5.20 to 1.00

          3/31/99 to 3/30/00                 2.20 to 1.00

          3/31/00 to 3/30/01                 1.40 to 1.00

          3/31/01 and thereafter             1.00 to 1.00

          (e)  Fixed Charge Coverage.  Permit, for any period of four
               ---------------------
     consecutive fiscal quarters ending during any "Test Period" set forth below, the ratio of (i) Consolidated EBITDA for such period minus Unfunded
                                                                 -----
     Capital Expenditures for such period to (ii) Consolidated Fixed Charges of ASI for such period to be less than the ratio set forth opposite such Test Period below:

          Test Period                        Fixed Charge Coverage
          -----------                        ---------------------
          Closing Date to 3/30/00            1.50 to 1.00

          3/31/00 to 3/30/01                 1.60 to 1.00

          3/31/01 to 3/30/02                 1.40 to 1.00

          3/31/02 to 3/30/03                 2.00 to 1.00

          3/31/03 and thereafter             3.00 to 1.00

          (f)  Interest Coverage.  Permit, for any period of four consecutive
               -----------------
     fiscal quarters ending during any "Test Period" set forth below, the ratio of Consolidated EBIT of ASI for such period to Consolidated Interest Expense of ASI for such period to be less than the ratio set forth opposite such test period below:

          Period                             Ratio
          ------                             -----
          Closing Date to 3/30/99            4.50 to 1.00

          3/31/99 to 3/30/00                 4.00 to 1.00

          3/31/00 and thereafter             5.00 to 1.00

          7.2  Limitation on Indebtedness.  Create, incur, assume or suffer to
               --------------------------
exist any Indebtedness, except:

          (a)  Indebtedness of each of the Borrowers under this Agreement;

          (b) Indebtedness of ASI to any Subsidiary and of any Subsidiary to ASI or any other Subsidiary;

          (c) Indebtedness of ASI or any of its Subsidiaries to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to ASI and its Subsidiaries $250,000 at any time outstanding;

          (d)  Indebtedness outstanding on the date hereof and listed on
     Schedule 7.2(d);
     ---------------

          (e)  Indebtedness in respect of the Subordinated Note;

          (f) Indebtedness under the Interest Rate Protection Agreement required pursuant to subsection 5.1(o); and

          (g)  Subordinated Debt of ASI.

          7.3  Limitation on Liens.  Create, incur, assume or suffer to exist
               -------------------
any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

          (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with
                                       --------
     respect thereto are maintained on the books of the applicable Borrower or its Subsidiaries, as the case may be, in conformity with GAAP (or, in the case of Foreign Subsidiaries, generally accepted accounting principles in effect from time to time in their respective jurisdictions of incorporation);

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

          (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business either of the Borrowers or such Subsidiary;

          (f)  Liens in existence on the date hereof listed on Schedule 7.3(f),
                                                               ---------------
     securing Indebtedness permitted by subsection 7.2(d), provided that no such
                                                           --------
     Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

          (g) Liens securing Indebtedness of the Borrowers and their Subsidiaries permitted by subsection 7.2(c) incurred to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall
                                             --------
     be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not increased and (iv) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 80% of the original purchase price of such property at the time it was acquired;

          (h)  Liens created pursuant to the Security Documents; and

          (i)  Liens to secure the Fleet Letter of Credit, provided that such
                                                           --------
     Liens only cover cash and related investments and the aggregate amount of such cash and investments shall not exceed at any time exceed the face amount of such Letter of Credit.

          7.4  Limitation on Guarantee Obligations.  Create, incur, assume or
               -----------------------------------
suffer to exist any Guarantee Obligation except:

          (a) Guarantee Obligations in existence on the date hereof and listed on Schedule 7.4(a);
        ---------------

          (b) Guarantee Obligations incurred in connection with the endorsement of negotiable instruments for deposit or collection and made in the ordinary course of its business;

          (c) Guarantee Obligations created pursuant to the Guarantee and Collateral Agreement or any other Security Document.

          7.5  Limitation on Fundamental Changes.  Enter into any merger,
               ---------------------------------
consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, except:

          (a) any Subsidiary of the Borrowers may be merged or consolidated with or into either of the Borrowers (provided that the relevant Borrower
                                           --------
     shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiaries of the either of Borrowers (provided that
                                                                   --------
     a Subsidiary which is a wholly owned Subsidiary shall be the continuing or surviving corporation and if any Subsidiary so merged or consolidated is a Guarantor, the surviving corporation shall be a Guarantor); and

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to either ASI or a wholly owned Subsidiary of ASI, provided that if the
                                                     --------
     Subsidiary whose assets are so sold, leased, transferred or otherwise disposed of is a Guarantor, any Subsidiary to which such assets are so sold, leased, transferred or otherwise disposed of must also be a Guarantor.

          7.6  Limitation on Sale of Assets.  Convey, sell, lease, assign,
               ----------------------------
transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables, notes and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than applicable Borrower or any wholly owned Subsidiary, except:

          (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

          (b) the sale or other disposition of any property in the ordinary course of business, provided that (other than inventory) the aggregate book
                         --------
     value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed $25,000.

          (c)  the sale of inventory in the ordinary course of business;

          (d) the sale or discount with or without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

          (e)  as permitted by subsection 7.5(b).

          7.7  Limitation on Dividends.  Declare or pay any dividend (other than
               -----------------------
dividends payable solely in common stock of the relevant Borrower) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of such Borrower or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of such Borrower or any Subsidiary.

          7.8  Limitation on Capital Expenditures.  Make or commit to make (by
               ----------------------------------
way of the acquisition of securities of a Person or otherwise) any expenditure (a "Capital Expenditure") in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for ASI and its Subsidiaries, (i) $3,000,000 during the fiscal year ending March 31, 1998, (ii) $1,000,000 for the fiscal year ending March 31, 1999, (iii) $1,250,000 for the fiscal year ending March 31, 2000 and (iv) $1,500,000 during any fiscal year thereafter.

          7.9  Limitation on Investments, Loans and Advances.  Make any advance,
               ---------------------------------------------
loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person (an "Investment"), except :

          (a)  extensions of trade credit in the ordinary course of business;

          (b)  Investments in Cash Equivalents;

          (c)  Permitted Acquisitions;

          (d) loans and advances to employees of either of the Borrowers or their Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount for the Borrowers and their Subsidiaries not to exceed $100,000 at any one time outstanding; and

          (e) Investments by ASI in any Guarantor and investments by Subsidiaries in ASI and in any Guarantor.

          7.10  Limitation on Optional Payments and Modifications of Debt
                ---------------------------------------------------------
Instruments. (a)  Make any optional payment or prepayment on or redemption or
-----------
purchase of any Indebtedness (other than the Loans), (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), or (c) amend any provisions of the Purchase Agreement, the Subordinated Note or any other Subordinated Debt without the prior written consent of the Administrative Agent.

          7.11  Limitation on Transactions with Affiliates.  Enter into any
                ------------------------------------------
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrowers' or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the relevant Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

          7.12  Limitation on Sales and Leasebacks.  Enter into any arrangement
                ----------------------------------
with any Person providing for the leasing by either of the Borrowers or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary.

          7.13  Limitation on Changes in Fiscal Year.  Permit the fiscal year of
                ------------------------------------
either of the Borrowers or any of their Subsidiaries to end on a day other than March 31.

          7.14  Limitation on Negative Pledge Clauses.  Enter into with any
                -------------------------------------
Person any agreement, other than (a) this Agreement, (b) the Security Documents and (c) any industrial revenue bonds, purchase money mortgages or Financing Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of either of the Borrowers or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

          7.15  Limitation on Lines of Business.  Enter into any business,
                -------------------------------
either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement.

          7.16  Accounting Practices. Change, alter or modify the accounting and
                --------------------
reporting methods and practices utilized by ASI or any of its Subsidiaries on the date hereof unless such changes, alterations or modifications are permitted or required by GAAP.

          7.17  Employment Agreements. Amend, modify or change, or consent to
                ---------------------
any amendment, modification or change to any of the non-competition provisions of the Employment Agreements, without the prior written consent of the Administrative Agent.


                         SECTION 8.  EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) Either of the Borrowers shall fail to pay any principal of any Loan or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or either of the Borrowers shall fail to pay any interest on any Loan, or any other amount payable hereunder within three days after any such interest or other amount becomes due; or

          (b) Any representation or warranty made or deemed made by ASI or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

          (c) ASI or any other Loan Party shall default in the observance or performance of any agreement contained in Section 7 or Section 5 of the Guarantee and Collateral Agreement; or

          (d) ASI or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section); or

          (e) ASI or any of its Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to then cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided, however, that no Default or Event of Default
                     --------  -------
     shall exist under this paragraph unless the aggregate amount of Indebtedness and/or Guarantee Obligations in respect of which any default or other event or condition referred to in this paragraph shall have occurred shall be equal to at least $50,000; or

          (f) (i) ASI or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or ASI or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against ASI or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against ASI or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or
     (iv) ASI or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) ASI or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of either of the Borrowers or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either of the Borrowers or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, involve an aggregate amount which could reasonably be expected to have a Material Adverse Effect; or

          (h) One or more judgments or decrees shall be entered against ASI or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

          (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or ASI or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

          (j) Any Guarantee shall cease, for any reason, to be in full force and effect or any Guarantor shall so assert; or

          (k)  A Change of Control shall have occurred;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to either of the Borrowers, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C
                      --------------------------------------------------
Obligations, whether or not the beneficiaries of the then outstanding Letters of
--------------------------------------------------------------------------------
Credit shall have presented the documents required thereunder) shall immediately
--------------------------------------------------------------
become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, ASI shall at such time deposit in a Cash Collateral Account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. ASI hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the L/C Participants, a security interest in such cash collateral to secure all obligations of ASI under this Agreement and the other Loan Documents. Amounts held in such Cash Collateral Account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of ASI hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the Notes shall have been paid in full, the balance, if any, in such Cash Collateral Account shall be returned to the Borrowers. ASI shall execute and deliver to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants, such further documents and instruments as the Administrative Agent may request to evidence the creation and perfection of the within security interest in such Cash Collateral Account.


                      SECTION 9.  THE ADMINISTRATIVE AGENT

          9.1  Appointment.  Each Lender hereby irrevocably designates and
               -----------
appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

          9.2  Delegation of Duties.  The Administrative Agent may execute any
               --------------------
of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          9.3  Exculpatory Provisions.  Neither the Administrative Agent nor any
               ----------------------
of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by either of the Borrowers or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of either of the Borrowers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of either of the Borrowers.

          9.4  Reliance by Administrative Agent.  The Administrative Agent shall
               --------------------------------
be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          9.5  Notice of Default.  The Administrative Agent shall not be deemed
               -----------------
to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or one of the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the
                                             --------
Administrative Agent shall
have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          9.6  Non-Reliance on Administrative Agent and Other Lenders.  Each
               ------------------------------------------------------
Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of either of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of either of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          9.7  Indemnification.  The Lenders agree to indemnify the
               ---------------
Administrative Agent in its capacity as such (to the extent not reimbursed by either of the Borrowers and without limiting the obligation of such Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          9.8   Administrative Agent in Its Individual Capacity.  The
                -----------------------------------------------
Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with either of the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to the Loans made by it and with respect to any Letters of Credit issued or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

          9.9   Successor Administrative Agent.  The Administrative Agent may
                ------------------------------
resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by each of the Borrowers), shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the term "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                           SECTION 10.  MISCELLANEOUS

          10.1  Amendments and Waivers.  Neither this Agreement nor any other
                ----------------------
Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with each of the Borrowers written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of each of the Borrowers hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment,
              --------  -------
supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, (ii) amend, modify or waive any provision of this subsection or the definition of Advance Rate or reduce the percentage specified in the definition of Required Lenders or consent to the assignment or transfer by either of the Borrowers of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders,
(iii) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent or (iv) increase the Advance Rate or the amount set forth in clause (c) of the definition of Permitted Acquisition or amend, modify or waive any provision of the Intercreditor Agreement or consent to or permit any Acquisition other than a Permitted Acquisition, in each case without the consent of Lenders (including, in any event, Chase), the Commitment Percentages of which then aggregate at least 75%. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon each of the Borrowers, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, each of the Borrowers, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon or (iv) increase the percentage specified in the definition of Advance Rate, without the written consent of all the Lenders.

          10.2  Notices.  All notices, requests and demands to or upon the
                -------
respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule 10.2 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

    The Borrowers:            ASI Solutions Incorporated
                              780 Third Avenue
                              New York, New York 10017
                              Attention:  Bernard F. Reynolds
                              Telecopy:  (212) 319-6839

    The Administrative
        Agent:                The Chase Manhattan Bank
                              7600 Jericho Turnpike
                              Woodbury, New York 11797
                              Attention:  Stephen Zajac
                              Telecopy:  (516) 364-3307

provided that any notice, request or demand to or upon the Administrative Agent
--------
or the Lenders pursuant to subsection 2.2, 2.4, 2.6, 2.8, 2.9 or 2.14 shall not be effective until received.

          10.3  No Waiver; Cumulative Remedies.  No failure to exercise and no
                ------------------------------
delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

          10.5  Payment of Expenses and Taxes.  The Borrowers, jointly and
                -----------------------------
severally agree (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents, the Purchase Agreement, the Acquisition or the use of the proceeds of the Loans in connection with the McLagan Acquisition and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of each of the Borrowers, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrowers shall have no obligation hereunder to the
--------
Administrative Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

          10.6  Successors and Assigns; Participations and Assignments.  (a)
                ------------------------------------------------------
This Agreement shall be binding upon and inure to the benefit of each of the Borrowers, the Lenders, the Administrative Agent and their respective successors and assigns, except that neither of the Borrowers may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 10.1. Each of the Borrowers agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing
                                                 --------
such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. Each of the Borrowers also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17 and
2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case
                                                     --------
of subsection 2.17, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled
                       --------  -------
to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit
                                                                       -------
G, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, (i) any assignment by a
                                          --------
Lender of a portion of its Term Loan Commitment or Term Loans must include an assignment of an equal percentage of its Revolving Credit Commitment or, in the case of assignments after the Revolving Credit Termination Date, Revolving Credit Loans and (ii) any assignment by a Lender of its Revolving Credit Commitment or in the case of assignments after the Revolving Credit Termination Date, Revolving Credit Loans must include an assignment of an equal percentage of its Term Loan Commitment or Term Loans,. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

          (d) The Administrative Agent, on behalf of each of the Borrowers, shall maintain at the address of the Administrative Agent referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amounts of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and each of the Borrowers, the Administrative Agent and the Lenders may (and, in the case of any Loan or other obligation hereunder not evidenced by a Note, shall) treat each Person whose name is recorded in the Register as the owner of a Loan or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

          (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrowers.

          (f) Each of the Borrowers authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning either of the Borrowers and any of their Affiliates which has been delivered to such Lender by or on behalf of such Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of such Borrower in connection with such Lender's credit evaluation of such Borrower and its Affiliates prior to becoming a party to this Agreement.

          (g) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          10.7  Adjustments; Set-off.  (a)  If any Lender (a "benefitted
                --------------------
Lender") shall at any time receive any payment of all or part of its Loans or the Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursement Obligations owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that
                                                         --------  -------
if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to either of the Borrowers, any such notice being expressly waived by such Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by such Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of such Borrower. Each Lender agrees promptly to notify the relevant Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not
                     --------
affect the validity of such set-off and application.

          10.8  Counterparts.  This Agreement may be executed by one or more of
                ------------
the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with ASI and the Administrative Agent.

          10.9  Severability.  Any provision of this Agreement which is
                ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.10 Integration.  This Agreement and the other Loan Documents
                -----------
represent the agreement of the Borrowers, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          10.11 GOVERNING LAW.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF
                -------------
THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          10.12 Submission To Jurisdiction; Waivers.  Each of the Borrowers
                -----------------------------------
hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrowers at the address set forth in subsection 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

          10.13 Acknowledgements.  Each of the Borrowers hereby acknowledges
                ----------------
that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to either of the Borrowers arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and each of the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among either of the Borrowers and the Lenders.

          10.14 Covenant by McLagan Partners.  McLagan Partners hereby agrees
                ----------------------------
that, so long as the Commitments remain in effect or any amount is owing to any Lender or the Administrative Agent hereunder or under any other Loan Document, McLagan Partners shall, and shall cause each of its Subsidiaries to, comply with all covenants contained in Sections 6 and 7 hereof, to the extent such covenants may be applicable to McLagan Partners and such Subsidiaries.

          10.15 WAIVERS OF JURY TRIAL. EACH OF THE BORROWERS,
                ---------------------

THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                     ASI SOLUTIONS INCORPORATED


                                     By:/s/ Michael J. Mele
                                        ----------------------------------------
                                        Title: Vice President


                                     McLAGAN PARTNERS, INC.


                                     By:/s/ Michael J. Mele
                                        ----------------------------------------
                                        Title: Vice President


                                     THE CHASE MANHATTAN BANK,
                                       as Administrative Agent and as a Lender


                                     By:/s/ Stephen Zajac
                                        ----------------------------------------
                                        Title: Vice President


                                     STATE STREET BANK AND TRUST
                                       COMPANY, as a Lender


                                     By:/s/ John D. Gaziano
                                        ----------------------------------------
                                        Title: Vice President


                                     EUROPEAN AMERICAN BANK, as a Lender


                                     By:/s/ Dennis Nochowitz
                                        ----------------------------------------
                                        Title: Vice President

                                                                         Annex I
                                                                         -------


                                  Pricing Grid

=============================================================================
 Leverage Ratio Level   Revolving Credit Applicable   Term Loan Applicable
                                  Margin                     Margin
-----------------------------------------------------------------------------
        Level I                    3.00%                      3.25%
-----------------------------------------------------------------------------
        Level II                   2.75%                      3.00%
-----------------------------------------------------------------------------
        Level III                  2.50%                      2.75%
=============================================================================

                                                                 Schedule 1.1(a)



                                  Commitments
                                  -----------

                               Revolving Credit      Term Loan
Lender                         Commitment            Commitment
------                         ----------------      -----------

The Chase Manhattan Bank       $1,750,000            $ 5,250,000

State Street Bank and Trust    $1,750,000            $ 5,250,000
  Company

European American Bank         $1,500,000            $ 4,500,000

                               ----------            -----------

     Total                     $5,000,000            $15,000,000

                                                                   Schedule 10.2

                                   Addresses
                                   ---------


European American Bank
335 Madison Avenue
17th Floor
New York, New York  10017
Attn:  Dennis Nochowitz
Fax:    212-503-2667


State Street Bank and Trust Company
225 Franklin street
Boston, Massachusetts 2110-2804
Attn:  John D. Gaziano
Fax:   617-664-4176